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Exhibit 10.18

ADESA, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

        1.01 The purpose of this ADESA, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of ADESA, Inc. (the "Company") and its Subsidiary Corporations with an opportunity to acquire an equity interest in the Company through the purchase of shares of the Company's common stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner which is consistent with the requirements of that Section of the Code.

ARTICLE II

DEFINITIONS

        2.01 "Account" means the bookkeeping account maintained on behalf of each Participant by the Custodian for the purpose of investing in Company Stock and engaging in other transactions permitted under the Plan.

        2.02 "Board" means the Board of Directors of the Company.

        2.03 A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

    (i)
    any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

    (ii)
    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

    (iii)
    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of (A) the entity surviving such merger or consolidation or (B) the ultimate parent of the Company or the entity surviving such merger if the Company or the entity surviving such merger is then a subsidiary; or

    (iv)
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the

      Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, or the ultimate parent thereof.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereunder.

        2.05 "Committee" means the individuals appointed by the Board to administer the Plan.

        2.06 "Company Stock" means Company common stock and such other securities as may be substituted (or resubstituted) for Company Stock, as determined by the Committee, and as adjusted from time to time in accordance with Section 4.02.

        2.07 "Compensation" means base cash remuneration that is paid to an Employee by the Company or a Subsidiary Corporation during the calendar year for the performance of services and includible in gross income, including, and limited to, regular earnings, regular vacation pay, Code Sections 125 and 401(k) elective payroll deduction contributions, and elective payroll deduction contributions made under the Plan.

        2.08 "Custodian" means the person or entity designated by the Board to act as custodian for the Plan and any successor thereto.

        2.09 "Effective Date" means the date upon which the Plan has received Board approval (or reapproval); provided, however, that the Board shall determine the appropriate date after the Effective Date to implement the first Purchase Period.

        2.10 "Employee" means any person who is employed by the Company or a Subsidiary Corporation as a common law employee. Any individual who performs services for the Company or a Subsidiary Corporation solely through a leasing or employment agency shall not be considered an Employee.

        2.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.12 "Exercise Date" means the first Trading Day of every month.

        2.13 "Market Value" means the market value of a share of Company Stock, which, as of any given date, shall be the average of the highest and lowest sales prices, as published in the Wall Street Journal, of a share of Company Stock on the New York Stock Exchange for trades on the date as of which such value is being determined; provided, however that (i) if no trading occurs on such day, the Market Value shall be the average of the highest and lowest bid price or, (ii) if that day is not a Trading Day, then the average of the highest and lowest sales prices on the most recent previous Trading Day, or (iii) in the event Company Stock is not listed on the New York Stock Exchange, then the Market Value shall be either (A) the reported mean price on the last preceding date on which a composite sale or sales were effected on any exchange on which the Company Stock is traded, or (B) as determined by the Committee.

        2.14 "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 5.01, and (ii) elects to participate.

        2.15 "Participation Form" means the form prescribed by the Committee by which an Employee can elect to participate in the Plan.

        2.16 "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary Corporation, (ii) a trustee or other fiduciary holding securities under an employee pension benefit plan of the Company or any Subsidiary Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company Stock.

        2.17 "Plan" means this ADESA, Inc. Employee Stock Purchase Plan.

        2.18 "Purchase Price" means, unless otherwise determined by the Committee at any time to be higher, an amount equal to 95 percent of the Market Value of one (1) share of Company Stock on the Exercise Date.

        2.19 "Purchase Period" means each calendar month commencing on or after the Effective Date as specified by the Board in accordance with Section 2.09.

        2.20 "Purchase Right" means the right granted to a Participant to purchase shares of Company Stock under the Plan on an Exercise Date.

        2.21 "Reserves" means the number of shares of Company Stock covered by all Purchase Rights which have not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but which have not yet become subject to Purchase Rights.

        2.22 "Subsidiary Corporation" means any present or future "parent" or "subsidiary" corporation of the Company, as defined in Section 424(e) or 424(f) of the Code; provided, however, that any subsidiary of the Company which is domiciled in the country of Mexico shall not be treated as a Subsidiary Corporation under the Plan.

        2.23 "Trading Day" means a day on which the New York Stock Exchange is open for trading.

ARTICLE III

ADMINISTRATION

        3.01    Administration by Committee.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determinations with respect to the foregoing matters shall be final and conclusive as to all persons; provided, however, that all Participants shall have the same rights and privileges hereunder within the meaning of Section 423(b)(5) of the Code. Such rules and regulations may include, without limitation, (a) a minimum payroll deduction amount required to participate in the Plan; (b) a limitation on the number or frequency of changes in payroll deductions; (c) a method for establishing the exchange rate for amounts withheld in a currency other than U.S. Dollars; (d) a payroll deduction greater or less than the amount elected by a Participant in order to adjust for the Company's delay or mistake in processing a purchase of Company Stock; and (e) in otherwise effecting a Participant's election or as advisable to comply with the requirements of Section 423 of the Code. The Committee may, in its discretion, delegate some or all of its authority to one or more Employees or officers of the Company or a Subsidiary Corporation.

        3.02    Meetings of Committee.    The Committee shall hold its meetings at such times and places as it deems advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

        3.03    No Personal Liability.    No member of the Committee nor any officer or Employee of the Company or a Subsidiary Corporation acting at the direction, or on behalf, of the Committee shall be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        3.04    Custodian.    The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

        3.05    Expenses of Administration.    The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Company Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Committee may impose a fee to sell shares of Company Stock held in a Participant's Account, including a fee per transaction plus an additional amount for each share of Company Stock sold. In addition, the Custodian may impose or pass through to Participants a reasonable fee for the withdrawal of Company Stock in the form of stock certificates and reasonable fees for other services associated with the administration of the Plan. All costs that may be passed through to Participants shall be approved in writing by the Committee and communicated to Participants. Unless otherwise determined by the Board, under no circumstances shall the Company pay any brokerage fees and commissions for the sale of Company Stock acquired under the Plan by a Participant.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

        4.01    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.02, five hundred thousand (500,000) shares of Company Stock shall be reserved for sale under the Plan. Such shares shall be authorized and unissued shares or shares which have been reacquired by the Company in individual purchases or on the open market. If the total number of shares which would otherwise be subject to Purchase Rights exceeds the number of shares of Company Stock then available under the Plan (after deduction of all shares of Company Stock for which Purchase Rights have been exercised) each Participant shall have the right to purchase a number of shares of Company Stock that is equal to the total number of available shares multiplied by a fraction, the numerator of which is the amount of payroll deductions or other cash credited to a Participant's Account for the Purchase Period and the denominator of which is the total amount of payroll deductions or other cash credited to the Accounts of all Participants for such Purchase Period. In such event, the Committee shall give written notice to each Participant of such reduction of the number of Purchase Rights and shall similarly reduce the rate of payroll deductions, if necessary.

        4.02    Adjustments for Changes in Company Stock.    The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Company Stock covered by each Purchase Right which has not yet been exercised for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, reverse stock split, spinoff, stock dividend, combination or reclassification of the Company Stock, or other extraordinary corporate event which affects the Company Stock in order to prevent dilution or enlargement of the rights of Participants hereunder. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive. In the event of a Change in Control, the Purchase Period shall terminate immediately, unless otherwise provided by the Committee.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

        5.01    Employees Eligible to Participate.    Each Employee who is customarily employed as a full time employee of the Company or a Subsidiary Corporation shall be eligible to participate in the Plan beginning on the later of the Effective Date or the date that is the six (6) month anniversary of the date when he or she first became an Employee. Each Employee who is customarily employed as a part time Employee of the Company or a Subsidiary Corporation shall be eligible to participate in the Plan beginning on the later of the Effective Date or the date as of which he or she has been credited with at least one thousand (1,000) "hours of service" (as that term is defined in the ADESA, Inc. Employees' 401(k) Plan). All employment with the Company and/or a Subsidiary Corporation prior to the Effective Date shall be counted for purposes of determining eligibility to participate in the Plan. For purposes of this Section 5.01, whether an Employee is "customarily employed" shall be determined by the Committee based on the Company's or Subsidiary Corporation's policies and procedures in effect from time to time.

        5.02    Initial Participation.    An eligible Employee shall become a Participant by completing and signing a Participation Form and returning it to the Company's Human Resources Department not later than the fifteenth (15th) day of the calendar month preceding a Purchase Period (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Purchase Period); or, with respect to a new or rehired Employee, no later than fifteen (15) days after he or she first becomes eligible to participate in the Plan (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Purchase Period). Payroll deductions for an Employee shall commence with the first payroll period that begins after the date such Participation Form is processed by the Company's Human Resources Department.

        5.03    Continued Participation.    Once an Employee becomes a Participant, he or she shall automatically continue to participate in the Plan, provided that such Participant continues to be eligible under Section 5.01 and has not withdrawn from the Plan upon termination of employment pursuant to Section 9.01. A Participant is not thereafter required to file a new Participation Form, but may file a new Participation Form in accordance with the requirements of Section 5.02 if he or she wishes to change any elections contained in his then effective Participation Form.

        5.04    Leave of Absence.    Unless a Participant on an employer approved leave of absence returns to employment with the Company or a Subsidiary Corporation immediately after the end of such leave of absence, such Participant shall be deemed to have terminated employment as of the last day of such leave of absence and the provisions of Section 9.01 shall apply.

        5.05    Participation Following Reemployment.    A former Participant whose participation in the Plan ceased due to a termination of employment with the Company and all Subsidiary Corporations shall upon his or her reemployment by the Company or a Subsidiary Corporation be reinstated as a Participant as of his or her reemployment commencement date.

        A former Employee who was not eligible to participate in the Plan during his or her previous period of employment with the Company or a Subsidiary Corporation shall, upon his or her reemployment by the Company or a Subsidiary Corporation, become a Participant in accordance with the eligibility requirements of Section 5.01. In the case of a former Employee who is rehired within one year from his or her most recent employment termination date, for purposes of Section 5.01 he or she shall be credited with the number of full and partial months, in the case of a salaried employee, or the number of hours of service, in the case of an hourly employee, completed by such rehired employee during his or her most recent prior period of employment by the Company or a Subsidiary Corporation. In the case of a former Employee who is not rehired within one year from his or her most recent employment termination date, he or she shall be treated as a new employee for purposes of Section 5.01.

        5.06    Ineligible Employees.    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted a Purchase Right to the extent that:

  (a)
  immediately after the grant, such Employee would own stock, and/or hold or own options, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or Subsidiary Corporation (determined under the rules of Sections 423(b)(3) and 424(d) of the Code);

  (b)
  immediately after the grant, such Employee's right to purchase Company Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any related company would accrue at a rate which exceeds $25,000 in Market Value of such Company Stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right would be outstanding at any time; or

  (c)
  such Employee is an officer or director who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

ARTICLE VI

OFFERINGS

        6.01    In General.    Purchase Periods shall commence on or after the Effective Date as determined by the Board in its sole discretion and shall terminate effective as of the date specified by the Board in its sole discretion. If the first or last day of a Purchase Period is not a day on which the New York Stock Exchange is open for trading, the Committee shall specify the Trading Day that will be deemed to be the first or last day, as the case may be, of the Purchase Period.

        6.02    Purchase Periods.    Each calendar month, commencing with the calendar month specified by the Board in accordance with Section 2.09, shall constitute a Purchase Period.

        6.03    Restriction on Issuance of Shares.    Notwithstanding any other provision of the Plan to the contrary, the issuance of shares of Company Stock hereunder shall be subject to compliance with all applicable requirements of foreign, federal and state securities laws. A Purchase Right cannot be exercised if the issuance of shares on such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulation. In addition, no Purchase Right can be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the Exercise Date be in effect with respect to the shares issuable on the exercise of the Purchase Right; or (b) in the opinion of legal counsel to the Company, the shares issuable on the exercise of the Purchase Right can be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability with respect to its determination not to issue or sell such shares as to which such requisite authority was not obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

        6.04    Stockholder Approval.    All Purchase Rights shall be subject to the approval of the Plan by the stockholders of the Company.

ARTICLE VII

PAYROLL DEDUCTIONS AND OPTIONAL CASH PAYMENTS

        7.01    Amount of Payroll Deductions and Optional Cash Payments.    A Participant may elect to have deductions from his or her Compensation made for each payroll period, in a whole dollar amount as selected by the Participant on his or her Participation Form, which is not less than ten dollars ($10 U.S) per payroll period. A Participant may change the rate of his or her payroll deductions during any Purchase Period by providing written authorization (or if so permitted or prescribed by the Committee, another form of instruction) which sets forth such change in the payroll deduction rate. Such requested change shall not be effective until the first day of the first full payroll period after such request is processed by the Company's Human Resources Department. A Participant who elects to participate in the payroll deduction feature of the Plan may also make, as provided below, cash payments to the Company at any time upon or after becoming a Participant.

        An eligible Employee may also elect to participate in the Plan solely through optional cash payments in whole dollars (and no payroll deductions) in accordance with such procedures as the Committee shall prescribe. Optional cash payments by a Participant cannot be less than twenty-five dollars ($25 U.S.) per payment. A Participant who elects to participate in the optional cash payment only feature may at any time elect to enroll also in the payroll deduction feature by notifying the Human Resources Department in accordance with Section 5.02.

        In the case of Participants whose Compensation is not paid in the currency of the United States, the Committee shall periodically determine, not less frequently than once per calendar year, a minimum payroll deduction that is comparable to ten dollars ($10 U.S.), and a minimum optional cash payment that is comparable to twenty-five dollars ($25 U.S.), based on applicable currency exchange rates as determined by the Committee.

        7.02    Calendar Year Purchase Limitation.    In no event may the sum of all payroll deductions and optional cash payments, and all cash dividends on Company Stock available for investment by any Participant, exceed twenty-five thousand dollars ($25,000 U.S.) per calendar year. To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase contained herein, a Participant's payroll deductions may be decreased to 0%, and any optional cash payments and dividend reinvestments may be rejected, at any time that the aggregate of all payroll deductions, optional cash payments and cash dividends accumulated with respect to such calendar year would otherwise exceed twenty-five thousand dollars ($25,000 U.S.). The Committee, in its discretion, may increase or decrease the minimum dollar amount (but not the maximum dollar amount) of payroll deductions without formally amending the Plan.

        7.03    Individual Accounts.    An individual bookkeeping Account shall be maintained by the Custodian for each Participant. All payroll deductions made for a Participant shall be credited to such account. A Participant may make separate cash payment into such account as set forth in Section 7.01. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to an Account.

        7.04    Cessation and Resumption of Payroll Deductions.    A Participant whose employment with the Company has not terminated may, without triggering a withdrawal from the Plan, elect at any time to decrease his or her payroll deduction rate to zero (0). Such election shall be made by filing a new Participation Form with the Company's Human Resources Department and shall be effective with the first payroll period that begins after the date such Participation Form is processed by the Company's Human Resources Department.

        An election under this Section 7.04 to discontinue payroll deductions under the Plan shall be effective on a prospective basis only. Thus, all payroll deductions or other cash payments credited to the Participant's Account shall automatically be used to exercise the Participant's accrued Purchase Rights on the next following Exercise Date, and no accumulated payroll deductions or other cash payments may be withdrawn from the Plan by a Participant who elects to discontinue his or her payroll deductions under the Plan. A Participant who elects to discontinue his or her payroll deductions may withdraw the Company Stock credited to his or her Account only as provided in Section 8.08.

        A Participant who previously elected to discontinue his or her payroll deductions under the Plan may elect to resume such payroll deductions at any time thereafter by filing a new Participation Form with the Company's Human Resources Department, the effective date of which may not be prior to any payroll period that commenced within sixty (60) days from the date as of which payroll deductions previously ceased.

ARTICLE VIII

GRANT AND EXERCISE OF PURCHASE RIGHTS

        8.01    Grant of Purchase Rights.    On the first day of each Purchase Period, each Employee who is participating in such Purchase Period and has a balance in his or her Account shall be deemed to have been granted a Purchase Right on the Exercise Date of such Purchase Period, at the applicable Purchase Price, up to the number of whole and fractional (rounded to the nearest one hundredth of one percent or two decimal places) shares of Company Stock determined by dividing such Employee's payroll deductions and optional cash payments credited to his or her Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 4.01 and 7.02. Exercise of the Purchase Right shall occur as provided in Section 8.02, unless the amount credited to his or her Account has been distributed to the Participant upon termination of employment pursuant to Section 9.01.

        8.02    Exercise of Purchase Right.    A Participant's Purchase Right shall be exercised automatically on the Exercise Date, and the maximum number of whole and fractional shares of Company Stock subject to the Purchase Right shall be purchased for such Participant at the applicable Purchase Price with the accumulated cash credited to his or her Account.

        8.03    Delivery of Shares and Rights as a Shareholder.    At or as soon as administratively practicable after any Exercise Date, the Company shall deliver the purchased shares of Company Stock to the Custodian for deposit into Participants' Accounts. A Participant shall have no rights as a stockholder of the Company by virtue of his or her participation in the Plan until the date of the issuance of a stock certificate for the shares of Company Stock being purchased pursuant to the exercise by the Participant of a Purchase Right.

        8.04    Cash Dividends.    Cash dividends on shares of Company Stock which have been credited to a Participant's Account on the record date for such dividends will automatically be reinvested, at their Market Value (rather than at the Purchase Price) in additional whole and fractional shares of Company Stock on the next following Purchase Date and such amounts will not be paid in cash to Participants unless otherwise instructed by the Participant on such Participant's Participation Form. In no event will partial dividend reinvestment be permitted. Unless otherwise instructed by the Participant, all cash dividends paid on Company Stock credited to the Participant's Account on the record date for the dividend will be paid by the Company to the Custodian on the dividend payment date.

        8.05    Stock Distributions.    Any shares of Company Stock distributed as a stock dividend or distribution with respect to shares of Company Stock or in connection with a split of the Company Stock credited to a Participant's Account on the record date for such dividend or distributions shall automatically be credited to such Account. In the event any other form of non-cash dividend or distribution is paid or distributed with respect to Company Stock, the Custodian will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as soon as administratively practicable and use the proceeds to purchase additional shares of Company Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

        8.06    Voting Rights.    Each Participant will be entitled to vote the number of shares of Company Stock credited to his or her Account as of the applicable record date on all matters as to which the approval of the Company's stockholders is sought. In those cases where (a) a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, or (b) shares are credited to an Account after the applicable record date, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of the Company's stockholders.

        8.07    Sale of Shares.    At any time a Participant, or the legal representative of the estate of a deceased Participant, may instruct the Custodian to sell any shares of Company Stock held in the Participant's (or deceased Participant's) Account. The Custodian will generally sell the shares within five (5) business days after receipt of the notification and the selling price will be the average of all shares sold on behalf of Participants on the sale date. The cash proceeds from any such sale, less commissions, taxes, any fees imposed in accordance with Section 3.05 and any other applicable expenses, will be distributed to the Participant or his or her beneficiary or estate, as applicable.

        8.08    Withdrawal of Shares.    At any time a Participant may elect, without affecting his or her continued participation, to withdraw shares of Company Stock from his or her Account or may elect to transfer such shares to an account maintained for the benefit of the Participant by a broker-dealer or financial institution. If a Participant elects to withdraw shares from his or her Account, one (1) or more certificates for whole shares shall be issued in the name of, and delivered or transferred to, the Participant, broker-dealer, or financial institution, as the case may be. Any fractional shares shall be distributed in cash. A Participant who seeks to withdraw or transfer shares of Company Stock must give written to the Custodian in such form and manner as may be prescribed by the Custodian, which instructions will be acted upon as soon as administratively practicable. Withdrawals and transfers of Company Stock will be subject to any fees imposed in accordance with Section 3.05.

        8.09    Restrictive Legends.    The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal or state securities law restrictions, or any provision convenient in the administration of the Plan, on some or all of the certificates representing shares of Company Stock issued under the Plan. A Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in his or her possession in order to enable the Company to carry out the provisions of this Section 8.09. Unless otherwise specified by the Committee, legends placed on such certificates may include but shall not be limited to the following:

        "The shares evidenced by this Certificate were issued by the Corporation to the registered holder upon the purchase of shares under an employee stock purchase plan described in Section 423 of the Internal Revenue Code of 1986, as amended. The Transfer Agent for the shares evidenced hereby shall notify the Corporation immediately of any transfer of the shares by the registered holder hereof made or on before the second anniversary of the date of purchase of the shares. The registered holder shall hold all shares purchased under the Plan in the registered holder's name (and not in the name of any nominee) prior to such date."

        8.10    Notification of Sale of Shares.    The Committee may require a Participant and/or the Custodian to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two (2) years from the date of granting such Purchase Right or within one (1) year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Rights referenced in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by the exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

ARTICLE IX

WITHDRAWAL FROM PLAN UPON TERMINATION OF EMPLOYMENT

        9.01    Termination of Employment.    Upon a Participant's termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the Participant's death), or a failure of the Participant to remain an eligible employee as described in Section 5.01, any cash credited to such Participant's Account shall automatically be used to exercise the Participant's accrued Purchase Rights on the next following Exercise Date, and such Participant's Purchase Rights shall thereafter automatically terminate. The Custodian shall continue to maintain the Participant's Account until the earlier of the time the Participant withdraws or transfers all Company Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 8.08, or two (2) years after the Participant ceases to be employed by the Company and its Subsidiary Corporations. At the expiration of such two (2) year period, the Custodian shall distribute to the Participant (or, if the termination of employment is because of death, to the person or persons entitled to the distribution under Section 10.01) the whole shares of Company Stock in the Participant's Account in certificated form or transfer such shares from the Participant's Account to an account for the benefit of the Participant (or the Participant's beneficiary) maintained with a broker-dealer or financial institution, with fractional shares distributed in cash. Except with respect to any Participant who had been employed in Canada immediately prior to his or her termination of employment, the provisions of Section 8.04 shall apply to a distribution of shares of Company Stock on termination of employment under this Section 9.01. Notwithstanding any provision of the Plan to the contrary, in no event shall any shares of Company Stock be purchased by or on behalf of any Participant who is employed by the Company or any Subsidiary Corporation in Canada at any time following the date of termination of such Participant's employment with the Company or any Subsidiary Corporation.

        9.02    Date of Termination of Employment.    For the purposes of the Plan, a Participant's employment with the Company and all Subsidiary Corporations shall be considered to have terminated effective on the last day of the Participant's actual and active employment with the Company and all Subsidiary Corporations, whether such day is selected by agreement with the Participant or unilaterally by the Company or Subsidiary Corporation and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or ought to have been given under applicable law in respect of such termination of employment will be taken into account in determining a Participant's entitlements under the Plan. Transfers of employment between or among the Company and all Subsidiary Corporations shall not constitute a termination of employment for purposes of the Plan.

ARTICLE X

MISCELLANEOUS

        10.01    Beneficiary Designations.    A Participant may designate, on a form prescribed by the Committee for this purpose, one or more beneficiaries to receive any shares of Company Stock and/or cash from the Participant's Account in the event of (a) such Participant's death after an Exercise Date on which a Purchase Right is exercised but prior to a distribution to such Participant of shares and/or cash then held in the Participant's Account, or (b) such Participant's death prior to exercise of a Purchase Right. To be effective, such written designation must be filed with the Company's Human Resources Department. Designations can be changed by a Participant at any time by written notice filed with the Company's Human Resources Department. If a Participant dies without a properly filed beneficiary designation, any shares or cash to be distributed due to the Participant's death shall be distributed to the Participant's surviving spouse; or, if there is no surviving spouse, to the Participant's descendants, per stirpes; or, if there are no descendants, to the Participant's estate.

        10.02    Nontransferability.    Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of a Purchase Right can be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution as provided in Section 10.01. Any such attempted assignment, transfer, pledge or other disposition shall be void and without effect.

        10.03    Tax Withholding.    The Company or any designated Subsidiary Corporation is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan; and, a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant's exercise of a Purchase Right or disposition of shares acquired under the Plan, the Company may require the Participant to make other arrangements to meet tax withholding obligations as a condition to the exercise of such rights or distribution of shares and/or cash from the Participant's Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Company Stock acquired under the Plan in order to permit the Company to comply with applicable tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

        10.04    Use of Payroll Deductions.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

        10.05    Participant Statements.    Statements of Account shall be provided to each Participant not less frequently than annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Company Stock purchased, any remaining cash balance, and other information deemed relevant by the Committee.

        10.06    Amendment and Termination of the Plan.    The Board shall have the complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the maximum number of shares which may be issued hereunder (except pursuant to Section 4.02) or amend the requirements as to the class of Employees eligible to participate in the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having a Purchase Right to purchase Company Stock, adversely affect the rights of such Participant with respect to such Purchase Right; provided, however, that the Committee may at any time within fifteen (15) days prior to the commencement of a new Purchase Period increase the Purchase Price (so long as the Purchase Price will not exceed the Market Value). In the event the Plan is terminated, the balance, if any, in each Participant's Account shall be promptly distributed to him or her, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

        10.07    Rights as Employee.    The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Company Stock, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company; and, it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time. Any benefits granted hereunder are not part of a Participant's ordinary salary, and shall not be considered as part of such salary for purposes of any other employee plan, program, policy or arrangement maintained by the Company or in the event of severance, redundancy or resignation. If the Participant's employment is terminated for whatever reason, whether lawfully or unlawfully, the Participant shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares of Company Stock or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. Benefits granted under the Plan are entirely at the grace and discretion of the Company.

        10.08    Notices.    All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        10.09    Restriction on Issuance of Shares.    The Company shall not be obligated to issue shares of Company Stock with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

        10.10    Binding Effect.    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        10.11    Duration of Plan.    The Plan, as amended from time to time, shall continue in effect until terminated pursuant to Section 10.06.

        10.12    Foreign Participants.    To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or Subsidiary Corporation outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

        10.13    Personal Data.    For the reasons described below, the Company and its Subsidiary Corporations may process sensitive personal data about each Participant. Such data may include but is not limited to: (a) personal data (e.g., name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, birth certificate and employee number); (b) employment information (e.g., C.V. (or resume), wage history, employment references, job title, employment or severance contract, plan or benefit enrollment forms and elections, purchase right or benefit statements), disciplinary action and commendations; and (c) financial information (e.g., wage and benefit information, personal bank account number, tax related information and tax identification number). The Company may from time to time process and transfer this or other information for internal compensation and benefit planning (specifically, participation in the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization. The legal persons for whom the Participant's personal data is intended are the Company, any outside Plan administrator or Custodian selected by the Company from time to time and any other person the Company may find appropriate in its administration of the Plan. The Company shall ensure that all personal and/or sensitive data transmitted shall be kept confidential and used only for legitimate Company purposes as described above.

        10.14    Governing Law.    The law of the State of Indiana, without regard to the choice of law principles thereof, will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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  Exhibit 10.18
ADESA, INC. EMPLOYEE STOCK PURCHASE PLAN ARTICLE I PURPOSE